                                  SCHEDULE 14A
                                 (RULE 14A-101)

                    INFORMATION REQUIRED IN PROXY STATEMENT

                            SCHEDULE 14A INFORMATION

          PROXY STATEMENT PURSUANT TO SECTION 14(A) OF THE SECURITIES
                EXCHANGE ACT OF 1934 (AMENDMENT NO.           )

     Filed by the Registrant [X]
     Filed by a Party other than the Registrant [ ]
     Check the appropriate box:
     [ ] Preliminary Proxy Statement       [ ] Confidential, for Use of the
                                               Commission Only (as permitted by
                                               Rule 14a-6(e)(2))
     [X] Definitive Proxy Statement
     [ ] Definitive Additional Materials
     [ ] Soliciting Material Pursuant to sec. 240.14a-11(c) or sec. 240.14a-12

                        FIRST UNITED BANCSHARES, INC.
--------------------------------------------------------------------------------
                (Name of Registrant as Specified in its Charter)


--------------------------------------------------------------------------------
    (Name of Person(s) Filing Proxy Statement, if other than the Registrant)

Payment of Filing Fee (Check the appropriate box):
     [X] $125 per Exchange Act Rules 0-11 (c)(1)(ii), 14a-6 (i)(1), or 14a-6
     (i)(2) or Item 22 (a)(2) of Schedule 14A.
     [ ] No fee required.
     [ ] Fee computed on table below per Exchange Act Rules 14a-6(i)(l) and
         0-11.

     (1) Title of each class of securities to which transaction applies:

--------------------------------------------------------------------------------
     (2) Aggregate number of securities to which transaction applies:

--------------------------------------------------------------------------------
     (3) Per unit price or other underlying value of transaction computed pursuant to Exchange Act Rule 0-11 (Set forth the amount on which the filing fee is calculated and state how it was determined):

--------------------------------------------------------------------------------
     (4) Proposed maximum aggregate value of transaction:

--------------------------------------------------------------------------------
     (5) Total fee paid:

--------------------------------------------------------------------------------

     [ ] Fee paid previously with preliminary materials.

     [ ] Check box if any part of the fee is offset as provided by Exchange Act Rule 0-11(a)(2) and identify the filing for which the offsetting fee was paid previously. Identify the previous filing by registration statement number, or the Form or Schedule and the date of its filing.

     (1) Amount Previously Paid:

--------------------------------------------------------------------------------
     (2) Form, Schedule or Registration Statement No.:

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     (3) Filing Party:

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     (4) Date Filed:

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

                         FIRST UNITED BANCSHARES, INC.
                           EL DORADO, ARKANSAS 71730

                    NOTICE OF ANNUAL MEETING OF STOCKHOLDERS
                                  MAY 27, 1997

To The Stockholders of First United Bancshares, Inc.:

     Notice is hereby given that the Annual Meeting of the Stockholders of First United Bancshares, Inc. ("the Company") will be held in the First National Building, El Dorado, Arkansas, on Tuesday, May 27, 1997, at 2:00 p.m. Central Daylight Time, for the following purposes:

     (1) To elect the board of directors who will serve until the next annual meeting of stockholders;

     (2) To ratify the appointment of Arthur Andersen LLP as the independent auditors of the Company until the next annual meeting of stockholders;

     (3) To transact such other business as may properly come before the Annual Meeting or any adjournments thereof.

     Only stockholders of record as of the close of business on March 21, 1997 will be entitled to notice of and to vote at the Annual Meeting or any adjournment thereof. The Company's stock transfer books will not be closed. Stockholders are cordially invited to attend the Annual Meeting in person.

                                            By Order of the Board of Directors

                                            /s/ ROBERT G. DUDLEY
                                            ROBERT G. DUDLEY
                                            Secretary

El Dorado, Arkansas
April 21, 1997

                             YOUR VOTE IS IMPORTANT

     YOU ARE URGED TO DATE, SIGN AND PROMPTLY RETURN YOUR PROXY SO THAT YOUR SHARES MAY BE VOTED IN ACCORDANCE WITH YOUR WISHES AND IN ORDER THAT THE PRESENCE OF A QUORUM MAY BE ASSURED. THE GIVING OF SUCH PROXY DOES NOT AFFECT YOUR RIGHT TO REVOKE IT LATER OR VOTE YOUR SHARES IN PERSON IN THE EVENT YOU SHOULD ATTEND THE ANNUAL MEETING. THE PROMPT RETURN OF YOUR SIGNED PROXY, REGARDLESS OF THE NUMBER OF SHARES YOU HOLD, WILL AID THE COMPANY IN REDUCING THE EXPENSE OF ADDITIONAL PROXY SOLICITATION.

                                     INDEX

                                                              PAGE
                                                              ----
SOLICITATION OF PROXY.......................................    1
REVOCATION OF PROXY.........................................    1
VOTING RIGHTS OF THE COMPANY'S SECURITIES
  General...................................................    1
  Cumulative Voting for Election of Directors...............    1
  Method of Voting..........................................    2
ELECTION OF DIRECTORS
  General...................................................    2
  Vote Required For Election................................    2
  Nominees for Directors....................................    3
  Director Nomination and Qualification.....................    3
  Meetings and Committees of the Board......................    4
  Compensation of Directors.................................    4
  Compliance with Section 16(a) of the Securities and
     Exchange Act of 1934...................................    5
RATIFICATION OF APPOINTMENT OF INDEPENDENT AUDITORS.........    5
EXECUTIVE COMPENSATION AND CERTAIN SECURITY HOLDERS
  Report of Compensation, ESOP and Benefits Committee.......    5
     Compensation Policy....................................    6
     Measures of Performance................................    6
     Executive Compensation.................................    6
     Compensation of Chief Executive Officer................    6
  Stock Performance.........................................    7
  Compensation of Management................................    8
  Outstanding Voting Securities and Principal Holders
     Thereof................................................   10
  Security Ownership of Directors and Executive Officers....   11
OPTION GRANTS IN 1996.......................................   13
OPTION EXERCISES IN 1996 AND 1996 YEAR-END OPTION VALUES....   14
  Severance Agreement.......................................   14
TRANSACTIONS WITH MANAGEMENT AND OTHERS.....................   14
ANNUAL REPORT...............................................   15
OTHER MATTERS...............................................   15
STOCKHOLDER PROPOSALS.......................................   16

                         FIRST UNITED BANCSHARES, INC.
                          MAIN AND WASHINGTON STREETS
                           EL DORADO, ARKANSAS 71730

                                PROXY STATEMENT

                         ANNUAL MEETING OF STOCKHOLDERS
                           TO BE HELD ON MAY 27, 1997

                            SOLICITATION OF PROXIES

     Each holder of record of Common Stock of First United Bancshares, Inc. ("the Company") as of the close of business on March 21, 1997 ("Record Date"), is entitled to vote at the Annual Meeting of Stockholders to be held in the First National Bank Building, Main and Washington Streets, El Dorado, Arkansas on Tuesday, May 27, 1997 at 2:00 p.m., and any adjournment thereof (the "Meeting"). A proxy card is enclosed for use at such Meeting if you are unable to attend in person. The persons named therein as proxies were selected by the Board of Directors of the Company and the proxy is solicited on behalf of the Board of Directors of the Company.

     This Proxy Statement and the accompanying Proxy Card are first being mailed to stockholders on or about April 21, 1997. Such solicitation is being made by mail and may also be made in person or by telephone or telegraph by officers, directors or regular employees of the Company who will not be specially compensated for such additional solicitation, if necessary. All expenses incurred in such solicitation, including the reimbursement of certain fiduciaries for expenses incurred by them in forwarding the proxy solicitation materials to the beneficial owners of the Company's Common Stock held of record by such fiduciaries, will be borne by the Company.

                              REVOCATION OF PROXY

     The Company encourages the personal attendance of stockholders at the Meeting, and the giving of the Proxy does not preclude the right to vote in person should the person giving the Proxy so desire. THE PERSON GIVING THE PROXY HAS THE POWER TO REVOKE THE SAME BEFORE THE PROXY IS EXERCISED BY GIVING WRITTEN NOTICE OF REVOCATION PRIOR TO THE ANNUAL STOCKHOLDERS MEETING TO ROBERT G. DUDLEY, SECRETARY, AT FIRST UNITED BANCSHARES, INC., MAIN AND WASHINGTON STREETS, EL DORADO, ARKANSAS 71730. FURTHERMORE, A PROXY WILL BE SUSPENDED IF THE STOCKHOLDER WHO EXECUTED IT IS PRESENT AT THE MEETING AND ELECTS TO VOTE IN PERSON.

                   VOTING RIGHTS OF THE COMPANY'S SECURITIES

GENERAL

     The Common Stock of the Company is its only class of voting securities. At the Meeting, each Stockholder will be entitled to one vote, in person or by proxy, for each share of Common Stock owned of record as of the close of business on March 21, 1997. On the Record Date, there were outstanding and entitled to vote 8,246,209 of Common Stock. The stock transfer books of the Company will not be closed.

CUMULATIVE VOTING FOR ELECTION OF DIRECTORS

     With respect to the election of directors, every Stockholder of the Company has cumulative voting rights. Such rights provide that every Stockholder entitled to vote at such election should have the right to vote, in person or by proxy, the number of shares owned by him for as many persons as there are directors to be elected, or to cumulate his votes by giving one nominee as many votes as the number of such directors multiplied by the number of his shares shall equal, or by distributing such votes on the same principle among any number of such nominees as the Stockholder may desire. IF A STOCKHOLDER DESIRES TO EXERCISE HIS CUMULATIVE VOTING RIGHTS, THAT STOCKHOLDER OR HIS DULY APPOINTED REPRESENTATIVE MUST ATTEND THE MEETING AND VOTE IN PERSON.

METHOD OF VOTING

     The enclosed Proxy Card provides a method for Stockholders to withhold authority to vote for any one or more of the nominees while granting authority to the proxies to vote for the remaining nominees. The names of all nominees are listed on the Proxy Card. If you wish to grant the proxies authority to vote for all nominees, check the box marked "FOR" above the names of the nominees. If you wish to withhold authority to vote for all nominees, check the box marked "WITHHOLD AUTHORITY" above the names of the nominees. If you wish your shares to be voted for some nominees and not for one or more of the nominees, indicate the name(s) of the nominee(s) for whom you are withholding the authority to vote by drawing a line through such name(s). The Board of Directors anticipates that this method of electing directors will make the voting process more meaningful to the Stockholders of the Company.

     The enclosed Proxy Card also provides a method for Stockholders to abstain from voting on each matter. By abstaining, shares will not be voted for or against such particular matter but will be counted for quorum purposes. If you wish to abstain from voting on any matter, check the box marked "ABSTAIN". While there may be instances in which a Stockholder will wish to abstain, the Board of Directors encourages all Stockholders to vote their shares in their best judgment and to participate in the voting process to the fullest extent possible.

                             ELECTION OF DIRECTORS

GENERAL

     At the Meeting, thirteen (13) directors, which shall constitute the entire Board of Directors of the Company for the ensuing year, will be elected to hold office until the next Annual Meeting of Stockholders or until their successors have been duly elected and qualified. The following persons have been nominated for election as directors: E. Larry Burrow, Claiborne P. Deming, Tommy Hillman, James V. Kelley, Roy E. Ledbetter, Michael F. Mahony, Richard H. Mason, Jack W. McNutt, R. Madison Murphey, Robert C. Nolan, Cal Partee, Jr., Carolyn Tennyson and John D. Trimble, Jr. Should any of the nominees become unavailable for election for any reason, presently unknown, or be unable to serve, the persons named as proxies in the enclosed Proxy Card will vote for the election of such other person or persons as the Board of Directors may recommend.

     If the enclosed Proxy Card is duly executed, dated and received in time for the Meeting, it will be voted in accordance with the instructions of the stockholder(s). IF NO INSTRUCTIONS ARE INDICATED, THEN IT IS THE INTENTION OF THE PERSONS NAMED AS PROXIES TO VOTE THE SHARES REPRESENTED THEREBY TO ELECT THE THIRTEEN PERSONS NOMINATED FOR ELECTION AS DIRECTORS OF THE COMPANY.

VOTE REQUIRED FOR ELECTION

     THE ELECTION OF EACH DIRECTOR WILL REQUIRE THE AFFIRMATIVE VOTE OF THE HOLDERS OF A MAJORITY OF THE ISSUED AND OUTSTANDING SHARES OF COMMON STOCK OF THE COMPANY REPRESENTED, EITHER IN PERSON OR BY PROXY, AT THE ANNUAL MEETING.

NOMINEES FOR ELECTION AS DIRECTORS

     The following table represents certain information with respect to each nominee for director of the Company.

                                                                                             DIRECTOR
             NAME                AGE                   BUSINESS EXPERIENCE                   SINCE(1)
             ----                ---                   -------------------                   --------
E. Larry Burrow(2).............  62    Plant Manager of Partee Flooring Mill, Oil and          1983
                                       Timber Investments, principally engaged in Oil and
                                       Gas Production
Claiborne P. Deming(3).........  42    Director, President and Chief Executive Officer of      1987
                                       Murphy Oil Corporation, principally engaged in Oil
                                       and Gas Exploration and Production
Tommy Hillman..................  60    President of Winrock Farms, Inc.                        *
James V. Kelley................  47    Chairman of the Board, President and Chief              1985
                                       Executive Officer of the Company
Roy E. Ledbetter...............  67    President and Chief Executive Officer of Highland       1984
                                       Industrial Park, Inc., A Subsidiary of Highland
                                       Resources, Inc., principally engaged in Industrial
                                       Development
Michael F. Mahony(4)...........  52    Partner of Mahony & Yocum, Attorneys at Law             1981
Richard H. Mason...............  59    President of Gibraltar Energy Company, principally      1983
                                       engaged in Oil and Gas Exploration and Production
Jack W. McNutt.................  62    Retired Director, President and Chief Executive         1990
                                       Officer of Murphy Oil Corporation, principally
                                       engaged in Oil and Gas Exploration and Production
R. Madison Murphy(3)...........  39    Chairman of the Board of Murphy Oil Corporation,        1989
                                       principally engaged in Oil and Gas Exploration and
                                       Production
Robert C. Nolan(3).............  55    Managing Partner of Munoco Company, principally         1982
                                       engaged in Oil and Gas Exploration and Production
Cal Partee, Jr.(2).............  52    Partner of Partee Flooring Mill, Oil and Timber         1983
                                       Investments, principally engaged in Oil and Lumber
                                       Production
Carolyn Tennyson...............  45    Timber Investments                                      *
John D. Trimble, Jr............  65    Managing Partner of Trimble Properties, principally     1983
                                       engaged in Oil and Other Investments

---------------

 *  Initial nomination

NOTES:

(1) All nominees, with the exception of Mr. Hillman and Ms. Tennyson, are current directors of the Company and were elected at the last annual meeting on May 28, 1996.

(2) E. Larry Burrow is the brother-in-law of Cal Partee, Jr.

(3) Claiborne P. Deming, R. Madison Murphy and Robert C. Nolan are first cousins of each other.

(4) Michael F. Mahony is the brother of Emon A. Mahony, Jr. who is a director of The City National Bank, Ft. Smith, Arkansas.

DIRECTOR NOMINATION AND QUALIFICATION

     The Company's Bylaws currently provide that the Board of Directors may annually designate a standing nominating committee ("Nominating Committee"). Names of all proposed nominees for election at the next annual meeting of Stockholders are referred to the Nominating Committee for its consideration. The

Nominating Committee makes such inquiry into the qualification of proposed nominees as it deems appropriate and annually reports its findings to the Board of Directors concerning the qualifications of proposed nominees and submits its recommended slate of nominees. In making such recommendations, the Nominating Committee does not discriminate based upon the sex, race or religion of any proposed nominee. If approved by the Board of Directors, the Nominating Committee's recommended slate of nominees becomes the Board of Directors' recommended slate of nominees. It is the policy of the Nominating Committee to consider nominees recommended by Stockholders. The procedure to be followed by any stockholder who desires to recommend a nominee for consideration by the Nominating Committee is the same as that procedure disclosed under the caption "Stockholders Proposals" on page 18 of this Proxy Statement.

MEETINGS AND COMMITTEES OF THE BOARD

     During fiscal year 1996, the Company's Board of Directors held twelve (12) meetings. With the exception of Director Claiborne P. Deming, each incumbent director attended 75% or more of the meetings of the Board or meetings of the committees of the Board held during the periods in which they served as members of the Company's Board of Directors.

     Executive Committee. The Board of Directors has a standing Executive Committee which is authorized to exercise all authority of the Board of Directors in the intervals between the meetings of the Board of Directors with respect to the business affairs of the Company. The members of the Executive Committee are Directors James V. Kelley, Roy E. Ledbetter, Robert C. Nolan, Cal Partee, Jr., W. C. Partee, John D. Trimble, Jr., and Dr. David M. Yocum, Jr. During fiscal year 1996, the Executive Committee met twelve (12) times. Each member attended 75% or more of the meetings.

     Compensation, ESOP and Benefits Committee. The Board of Directors has a standing Compensation, ESOP and Benefits Committee which formulates policies and procedures with respect to compensation and benefits. The members of the Compensation, ESOP and Benefits Committee are Directors E. Larry Burrow, Claiborne P. Deming, Roy E. Ledbetter, Richard H. Mason and Robert C. Nolan. The functions of this Committee are (1) to review, approve and recommend to the Board salaries of all officers of the Company and of its wholly-owned banking subsidiaries; (2) to review, approve and recommend to the Board annually the aggregate amount to be expended as annual bonuses to executive officers of the Company and its wholly-owned banking subsidiaries; and (3) to review, oversee and approve the employee benefit plans of the Company. During fiscal year 1996, the Committee met two (2) times. Each member of the committee attended 75% or more of the meetings except Richard H. Mason.

     Audit Committee. The Board of Directors has a standing Audit Committee which oversees the internal and external audit functions. The members of the Audit Committee are Directors E. Larry Burrow, Michael F. Mahony, William E. Morgan, R. Madison Murphy, and John D. Trimble, Jr. The functions of the Audit Committee are (1) to review and examine the internal control, compliance and accounting operating systems of the Company and its subsidiary banks; (2) to recommend to the Board any changes in policy deemed necessary as a result of this review; and (3) to recommend to the Board and Stockholders the appointment of the Company's external audit firm. During fiscal year 1996, the Committee met five (5) times. Each member attended 75% or more of the meetings.

     Nominating Committee. The Board of Directors has a standing Nominating Committee, the sole function of which is to nominate candidates to the Board of Directors. The members of the Nominating Committee are Directors William A. Eckert, Jr., John D. Trimble, Jr., Ralph C. Weiser, and Dr. David M. Yocum, Jr. During fiscal year 1996, the Nominating Committee met one (1) time. The meeting was attended by all members of the Committee except Dr. David M. Yocum, Jr.

COMPENSATION OF DIRECTORS

     All members of the Board of Directors of the Company other than executive officers are paid a retainer of $300 per month in addition to a fee of $200 per meeting for all regular and special meetings of the Board which they attend. Members of the Board serving on Board committees are paid a fee of $75 for each meeting they attend.

     Directors receive no other cash or cash-equivalent forms of remuneration solely in their capacities as directors of the Company or its subsidiaries. Officers of the Company and its subsidiaries who also serve on the Company's Board are not paid a fee for serving in the capacity of director. The total cost to the Company for such fees during 1996 was $114,450.

COMPLIANCE WITH SECTION 16(A) OF THE SECURITIES EXCHANGE ACT OF 1934

     The Company's executive officers, directors and persons who own more than ten percent (10%) of the Company's Common Stock must file reports of ownership and changes of ownership in the Company with the Securities and Exchange Commission and the National Association of Securities Dealers pursuant to
Section 16(a) of the Securities and Exchange Act of 1934 (the "Exchange Act"). Additionally, Item 405 of Regulation S-K under the Act requires the Company to identify in its proxy statement those individuals for whom one of the above referenced reports was not filed on a timely basis during the most recent fiscal year or prior fiscal years. Based exclusively on information provided to the Company by individual executive officers and directors, the Company believes that before and during fiscal year 1996, all filing requirements applicable to executive officers and directors have been made in compliance with Section 16(a) and the rules promulgated thereunder.

              RATIFICATION OF APPOINTMENT OF INDEPENDENT AUDITORS

     Arthur Andersen LLP, certified public accountants, serve as the Company's independent auditors for the fiscal year ending December 31, 1997, and the Board of Directors has directed that such appointment be submitted to the Stockholders at the Meeting for their ratification and approval thereof. The Company has been advised by Arthur Andersen LLP that neither it nor any of its partners or associates has any relationship with the Company other than the usual relationship that exists between independent public accountants and clients. If the foregoing appointment is rejected by the Stockholders, the Board of Directors will appoint an independent auditor to serve for the fiscal year ending December 31, 1997, whose appointment to serve for any period subsequent to the 1998 Annual Meeting shall be subject to Stockholders' approval at such Annual Meeting.

     Representatives of Arthur Andersen LLP will be present at the Meeting, will have an opportunity to make a statement to the Stockholders, if desired, and will be available to respond to appropriate questions from Stockholders.

     In connection with its audit of the books and accounts of the Company for the fiscal year ended December 31, 1996, Arthur Andersen LLP examined the Company's annual consolidated financial statements, performed a review of its consolidated annual and quarterly filings with the Securities Exchange Commission, and consulted with the Company concerning other accounting and certain tax matters.

     THE BOARD OF DIRECTORS RECOMMENDS THE RATIFICATION AND APPROVAL OF THE APPOINTMENT OF ARTHUR ANDERSEN LLP AS INDEPENDENT AUDITORS.

              EXECUTIVE COMPENSATION AND CERTAIN SECURITY HOLDERS

REPORT OF THE COMPENSATION, ESOP AND BENEFITS COMMITTEE

     In order to enhance disclosure of the Company's policy toward executive compensation and to comply with the rules of the Securities and Exchange Commission, the Compensation, ESOP and Benefits Committee ("Committee"), in their capacity as such Committee, submits the following report addressing the Company's policy toward executive compensation as it relates to the named executive officers for fiscal year 1996.

  Compensation Policy

     The executive compensation policy of the Company is to compensate executives in a manner where a reasonable relationship exists between the maximization of corporate earnings and executive pay. The Company's compensation program creates an incentive to improve overall performance relative to other financial institutions within the Company's peer group. However, the Company does not seek to provide executives with incentives to take undue risk and thereby impair the Company's financial strength. The goal of the Company's policy is to retain and motivate key employees with bonuses based upon individual bank performance and initiatives as well as the Company's performance. The Company's performance is primarily measured by internal goals and performance levels compared to industry peers. If the Company achieves or exceeds internal goals and industry performance levels, executive compensation normally will be higher than in years where such goals and levels are not achieved. In order to attract and retain highly qualified executives the Company maintains an Employee Stock Ownership Plan and an Equity Participation Plan which ensures that such executives will have a long-term stake in the success of the Company.

  Measures of Performance

     The Committee measures the Company's performance by examining earnings per share, return on assets and the level of nonperforming loans and assets. A further analysis is done by comparing these factors with the Company's internal goals, prior year's performance and peer group averages. The Company's revenues in fiscal year 1996 were derived almost exclusively from the commercial banking industry. Therefore, the Company measured its performance against a peer industry average index comparing itself and its banks to commercial banks which most closely resemble the Company's banks in asset size.

  Executive Compensation

     The Company's executive compensation program for fiscal year 1996 consisted of (1) annual base salary, adjusted from fiscal year 1995, (2) executive bonus based on the performance measures described above, (3) contributions to the Company's Employee Stock Ownership Plan and (4) contributions to whole life insurance policies for selected executives. The Committee feels that the above named types of compensation provide an effective incentive for executives.

     The Company's management was focused in their pursuit of maximizing earnings and maintaining a low level of non-performing assets which resulted in a significantly better 1996 performance. Notwithstanding the performance-based criterion noted in the preceding paragraph, various other factors are considered in determining the appropriate level of executive compensation. Other factors may include cost of living adjustments, as well as the individual's past performance and potential with the Company.

     The Committee has awarded executive compensation based upon the Company's performance and believes that this correlation results in an enhanced synergy between corporate goals and the interests of shareholders. As performance goals are met or exceeded, resulting in increased value to shareholders, executives are rewarded commensurately. The Committee believes that the level of executive compensation in fiscal year 1996 is reflective of the foregoing compensation policy and performance goals of the company.

  Compensation of Chief Executive Officer

     The Company paid Mr. Kelley a base salary of $225,000 in 1996. The Committee recommended that Mr. Kelley's base salary be increased from 1995; however, Mr. Kelley's base salary was not increased at his request. Mr. Kelley's salary is considered appropriate by the Committee based upon his years of experience in this position. Additionally, the Committee considered Mr. Kelley's salary to be competitive when compared to other financial institutions within the Company's peer group.

     Mr. Kelley was awarded an annual bonus of $95,000 for 1996. The Committee considered the 19.3% increase in market value of the Company's Common Stock during 1996 as well as the 12.8% increase in earnings per share, the 13.08% return on average equity and the 1.23% return on average assets sufficient to merit the granting of his bonus.

                                            Respectfully Submitted,

                                            Compensation, ESOP and Benefits
                                            Committee

                                            /s/ ROBERT C. NOLAN, Chairman
                                            ------------------------------------

                                            /s/ E. LARRY BURROW

                                            ------------------------------------

                                            /s/ ROY E. LEDBETTER

                                            ------------------------------------

                                            /s/ RICHARD H. MASON

                                            ------------------------------------

                                            /s/ CLAIBORNE P. DEMING

                                            ------------------------------------

STOCK PERFORMANCE

     The following graph shall not be deemed incorporated by reference by any general statement incorporating by reference this Proxy Statement into any filing under the Securities Act of 1993, as amended, or under the Exchange Act, except to the extent the Company specifically incorporates this information by reference, and shall not otherwise be deemed filed under such Acts. The graph compares the yearly percentage change in the cumulative total stockholder return on the Company's Common Stock during the five fiscal years ended December 31, 1996 with the cumulative total returns on the S&P 500 Index and the Dow Jones Regional Bank Index (South). The comparison assumes $100 was invested on December 31, 1991, in the Company's Common Stock and in each of the foregoing indices with reinvestment of the dividends.

                                                                              DOW JONES
        MEASUREMENT PERIOD            FIRST UNITED          S&P 500         REGIONAL BANK
      (FISCAL YEAR COVERED)            BANCSHARES       COMPOSITE INDEX         INDEX
1991                                              100                100                100
1992                                           198.97             107.64             134.48
1993                                           231.54             118.50             141.20
1994                                           243.28             120.06             140.53
1995                                           341.51             165.18             210.25
1996                                           416.61             203.11             289.83

COMPENSATION OF MANAGEMENT

     The Company does not directly compensate the officers and management for serving in that capacity. Compensation is provided by The First National Bank of El Dorado, El Dorado, Arkansas ("El Dorado"), First National Bank of Magnolia, Magnolia, Arkansas ("Magnolia"), Merchants and Planters Bank, N.A., Camden, Arkansas ("Camden"), City National Bank of Fort Smith, Ft. Smith, Arkansas ("Ft. Smith"), Commercial Bank at Alma, Alma, Arkansas ("Alma"), First United Bank, Stuttgart, Arkansas ("Stuttgart"), The Bank of North Arkansas, Melbourne, Arkansas ("Melbourne") FirstBank, Texarkana, Texas ("Texarkana"), Citizens Bank & Trust , Carlisle, Arkansas ("Carlisle"), First Bank of Arkansas, Brinkley, Arkansas ("Brinkley"), Hazen First State Bank, Hazen, Arkansas ("Hazen"), and First United Trust Company, N.A., El Dorado, Arkansas ("Trust Company"), the wholly-owned banking subsidiaries of the Company. However, the Company does reimburse each such wholly-owned or controlled banking subsidiary for the Company's officer remuneration, which amount of reimbursement is set by the Company's Board of Directors. The Company does compensate its directors for serving in that capacity as discussed below. The following information reflects compensation, remuneration and transactions with the Company, El Dorado, Magnolia and Ft. Smith for the period beginning January 1, 1996, and ending December 31, 1996. The following table sets forth the compensation paid by the Company, and its subsidiaries, during the fiscal year 1996 to the highest paid executive officers of the Company and to all named executive officers of the
Company:

                           SUMMARY COMPENSATION TABLE

                                                                                        LONG-TERM
                                                  ANNUAL COMPENSATION                 COMPENSATION
                                          -----------------------------------    -----------------------
                                FISCAL                              OTHER        RESTRICTED
                                 YEAR                               ANNUAL         STOCK      SECURITIES    ALL OTHER
                                 ENDED                           COMPENSATION     AWARD(S)    UNDERLYING   COMPENSATION
 NAME AND PRINCIPAL POSITION    DEC. 31   SALARY($)   BONUS($)    (1)(2)($)         ($)       OPTIONS(#)    ($)(3)(4)
 ---------------------------    -------   ---------   --------   ------------    ----------   ----------   ------------
James V. Kelley...............   1996      225,000     95,000       3,403         297,294(5)    38,681(6)     9,000
President, Chairman, Chief       1995      225,000     82,500       3,403          15,872        4,612        8,247
Executive Officer and            1994      200,000     78,750       3,403          16,848        4,832        8,777
Director of the Company
Robert L. Jones...............   1996      143,600     27,500       1,170             N/A          N/A        9,000
President, Chief Executive       1995      142,000     25,000       1,170             N/A          N/A        8,247
Officer and                      1994      135,000     25,000       1,170             N/A          N/A        7,781
Director of Magnolia
Robert G. Dudley..............   1996      106,000     10,000       8,027             N/A          N/A        7,173
President and Director of        1995      102,000     10,000       8,027             N/A          N/A        6,355
El Dorado;                       1994       99,000     11,000       8,027             N/A          N/A        6,494
Secretary of the Company
Jim N. Harwood................   1996      160,000     40,000         N/A             N/A        5,725(7)     9,000
President, Chief Executive       1995      149,000     32,000         N/A             N/A          N/A        8,247
Officer and Director             1994      135,000     30,000         N/A             N/A          N/A        7,832
of Ft. Smith

---------------

NOTES:

(1) El Dorado provides whole life insurance policies for the benefit of Messrs. Kelley and Dudley. For the year ended December 31, 1996 the amounts paid by El Dorado for the policies for Messrs. Kelley and Dudley were, respectively, $3,403 and $1,170. This compensation is included within the Other Annual Compensation Column. Magnolia provides a cost of life insurance policy for Mr. Jones. For the year ended December 31, 1996, the amount paid on behalf of Mr. Jones was $8,027. This compensation is included within the Other Annual Compensation Column.

(2) Amounts representing certain personal benefits are not included in this table. The Company and its subsidiaries have a policy of providing country club services and automobiles to certain officers. The key employees of these benefits are selected by the respective subsidiaries' Boards of Directors. In the

    Company's estimation, the dollar amount of such items for the personal benefit of each named individual does not exceed ten percent (10%) of the aggregate compensation for any individual.

(3) The Company contributed cash contributions to an employee stock ownership plan ("ESOP") during fiscal year 1996 which is included as All Other Compensation. The Company makes cash contributions to the ESOP for the purchase of the Company's Common Stock for the benefit of covered employees. All employees over 20 and one-half years of age who have six months service with the Company and work 1,000 hours or more per year are covered by the ESOP. Contributions to the ESOP are discretionary. The Board of Directors determines the contribution each year up to a maximum of 15% of covered compensation. Each covered employee is allocated the same percentage of covered compensation. For the year ended December 31, 1996, the amount of the Company's contribution allocated to the accounts of Messrs. Kelley, Jones, Dudley and Harwood were, respectively $9,000, $9,000, $7,173 and $9,000.

(4) Contributions for officers to the Company's pension plan are not included in the above table since they cannot readily be individually calculated by the regular actuaries for the plan. However, current compensation covered by the plan does not differ by more than ten percent (10%) from the covered compensation set forth in the annual compensation columns of the Summary Compensation Table for any named executive officer. Covered compensation covers basic compensation and bonuses or incentive compensation paid to all plan participants. The following table sets forth the annual life annuity, payable under the qualified pension plan to participating employees in the specified remuneration and years of service classification. The benefits provided by the pension plan are computed on a straight life annuity basis and are subject to a deduction for social security benefits.

                               PENSION PLAN TABLE
                SCHEDULE OF ESTIMATED ANNUAL RETIREMENT BENEFITS

                                             YEARS OF SERVICE
      FINAL AVERAGE         ---------------------------------------------------
       COMPENSATION           10         15         20         25         30
      -------------         -------    -------    -------    -------    -------
 $ 20,000.................  $ 2,400    $ 3,600    $ 4,800    $ 6,000    $ 7,200
 $ 30,000.................  $ 3,930    $ 5,859    $ 7,860    $ 9,825    $11,789
 $ 50,000.................  $ 7,719    $11,579    $15,438    $19,298    $23,157
 $ 80,000.................  $13,705    $20,588    $27,410    $34,263    $41,115
 $100,000.................  $17,705    $26,558    $35,410    $44,263    $53,115
 $150,000.................  $27,705    $41,558    $55,410    $69,263    $83,115

     The final average compensation is averaged over the highest three (3) consecutive years of employment. Benefits commence at age 65, the normal retirement date, and continue for the lifetime of the participant, with 120 payments guaranteed. The estimated credited years of service for Mr. Kelley, Mr. Jones, Mr. Dudley and Mr. Harwood are 12, 12, 36, and 8, respectively.

(5) On January 16, 1996, a restricted stock option for 734 shares of the Company's Common Stock was granted to the indicated executive officer the closing market price of the Company's unrestricted Common Stock on the date of the grant was $28.67 resulting in a dollar value of $21,044. On October 21, 1996, a second restricted option for 15,000 shares of the Company's Common Stock was granted to the indicated executive officer. The closing market price of the Company's unrestricted Common Stock on the date of the second grant was $27.625 resulting in a dollar value of $276,250. Shares of the Company's Common Stock subject to the restricted option may be acquired at no cost by the executive officer. Vesting occurs 100% five years after the date of the grant.

(6) On January 16, 1996, a non-statutory stock option of 6,603 shares of the Company's Common Stock was granted to the indicated executive officer. Such grant was made at $28.67 per share. On October 21, 1996, a second non-statutory stock option of 20,000 shares of the Company's Common Stock was granted to the indicated executive officer. Such grant was made at $26.48 per share. Non-statutory options vest cumulatively over a four (4) year period, beginning one year following the date of the grant. Vesting occurs twenty-five percent (25%) per year up to one hundred percent (100%) vesting four (4) years after the date of the grant.

(7) In 1996, a non-statutory stock option for 5,000 shares of the Company's Common Stock was granted to the indicated executive officer. Such grant was made at 95% of the stock's current fair value at date of grant or $26.48 per share. Non-statutory options vest cumulatively over a four (4) year period, beginning one year following the date of the grant. Vesting occurs twenty-five percent (25%) per year up to one hundred percent (100%) vesting four (4) years after the date of the grant.

OUTSTANDING VOTING SECURITIES AND PRINCIPAL HOLDERS THEREOF

     At the close of business on March 21, 1997 the record date for the Meeting, the Company had issued and outstanding 8,246,209 shares of $1.00 Par Value, Common Stock. Listed in the following table are those Stockholders known to the Company's management, as of March 21, 1997, who own beneficially 5% or more of the Company's Common Stock.

                                                                                    AMOUNT AND
                                                                                    NATURE OF
                                                    NAME AND ADDRESS OF             BENEFICIAL
             TITLE OF CLASS                          BENEFICIAL OWNER               OWNERSHIP     PERCENT OF CLASS
             --------------                         -------------------             ----------    ----------------
Common Stock, Par                         Warren A. Stephens Trust; the W.R.
  Value $1.00                             Stephens, Jr. Revocable Trust; the W.R.
                                          Stephens, Jr. Trust; the Bess C.
                                          Stephens Trust (2); the Elizabeth Ann
                                          Stephens Campbell Revocable Trust;
                                          Jackson T. Stephens; and Stephens
                                          Group, Inc.............................   1,193,763(1)       14.48%
                                          111 Center Street, Suite 2400
                                          Little Rock, Arkansas 72201

---------------

NOTE:

(1) All shares, except as described below, were held in trust and administered by the Bank of New York until December 30, 1996 when the trust terminated and the shares were distributed to the beneficial owners. The trust was created and the shares deposited therein upon the consummation of the merger by and between the Company and InvestArk Bankshares, Inc. on June 14, 1994. The Bess C. Stephens Trust beneficially owns a total of 521,932 shares or 6.33% of the Company's Common Stock, which total includes 311,826 shares that were not part of the trust administered by the Bank of New York. Additionally, the W. R. Stephens, Jr. Trust beneficially owns 3,150 shares of the Company's Common Stock which were not part of the trust. The Company expresses no opinion as to whether the beneficial owners constitute a "group" as defined in Section 13(d)(3) of the Exchange Act.

(2) The Bess C. Stephens Trust is the successor in interest to the ownership of the Company's Common Stock previously held by the W. R. Stephens Trust which was liquidated on February 6, 1996.

SECURITY OWNERSHIP OF DIRECTORS AND EXECUTIVE OFFICERS

     The following table sets forth the nature and extent of ownership of the Common Stock of the Company by its directors, nominees for election and directors, each of the executive officers named in the Summary Compensation Table and all of the company's directors and officers as a group as of February 1, 1997.

                                                               AMOUNT AND
                                                               NATURE OF      PERCENT
                                                               BENEFICIAL       OF
                  NAME OF BENEFICIAL OWNER                    OWNERSHIP(1)     CLASS
                  ------------------------                    ------------    -------
E. Larry Burrow(2)..........................................      30,030           *
Claiborne P. Deming(3)......................................     187,961        2.28%
Robert G. Dudley(2)(4)(5)...................................       7,856           *
William A. Eckert, Jr. .....................................       5,220           *
Jim N. Harwood(6)...........................................       4,778           *
Tommy Hillman(7)............................................      65,434           *
Robert L. Jones(8)..........................................       6,109           *
James V. Kelley(9)..........................................       8,132           *
Roy E. Ledbetter(10)........................................      15,475           *
Michael F. Mahony(5)(11)....................................      54,171           *
Richard H. Mason............................................       1,581           *
Jack W. McNutt..............................................      12,000           *
William E. Morgan(2)........................................      17,142           *
R. Madison Murphy(12).......................................      81,888        0.99%
Robert C. Nolan(5)(13)......................................     285,272        3.46%
Paula M. O'Connor(14).......................................      57,352           *
Katherine Patton Ozment(15).................................     193,500        2.35%
Cal Partee, Jr. ............................................      19,686           *
Chesley Pruet(16)...........................................      69,858           *
Carolyn Tennyson............................................         300           *
John D. Trimble, Jr. .......................................      43,458           *
Ralph C. Weiser.............................................      57,816           *
Dr. David M. Yocum, Jr.(5)(17)..............................      33,390           *
All Directors, Nominees for Director and Executive Officers
  as a Group (24 Persons)...................................   1,260,653       15.29%

* Percentage of shares of Common Stock held is less than one percent (1%) of the issued and outstanding shares of Common Stock of the Company.
---------------

NOTES:

 (1) All shares listed represent Common Stock held in the company and are owned of record with beneficial ownership thereof except as described in certain of the following notes.

 (2) Share totals exclude 189,051 shares owned of record by First Land & Investment Company. Messrs. Burrow and Morgan are directors and stockholders of First Land & Investment Company along with seven other directors of First Land & Investment Company, including Robert G. Dudley who serves as Secretary of the Company and President of First National Bank of El Dorado. Messrs. Burrow, Morgan and Dudley expressly disclaim beneficial ownership of such shares.

 (3) Claiborne P. Deming owned of record 148,911 shares; of such shares 39,050 were held by Mr. Deming as sole trustee of trusts for the benefit of his children who all live in his household and in which he disclaims any beneficial interest.

 (4) Robert G. Dudley owned of record 1,980 shares; 5,876 shares were owned of record by the Company's Employee Stock Ownership Plan in which Mr. Dudley had a beneficial interest; 450 shares were owned of record by Mr. Dudley's wife, beneficial interest in such shares is expressly disclaimed by Mr. Dudley.

 (5) Share totals exclude 321,948 shares owned of record by First Land & Timber Corporation. Messrs. Mahony, Nolan, and Yocum are directors and stockholders of First Land & Timber Corporation along with five other directors of First Land & Timber Corporation, including Robert G. Dudley who serves as Secretary of the Company and President of First National Bank of El Dorado. Messrs. Mahony, Nolan, Yocum and Dudley expressly disclaim beneficial ownership of such shares.

 (6) Jim N. Harwood and his wife owned of record 2,361 shares; 2,417 shares were owned of record by the Company's Employee Stock Ownership Plan in which such shares Mr. Harwood had a beneficial interest.

 (7) Tommy Hillman owned of record 43,679 shares; Tommy Hillman and his wife owned of record 9,871 shares; Tommy Hillman Farms which is owned by Mr. Hillman owned of record 7,176 shares; Mr. Hillman's wife owned of record 80 shares; A total of 4,628 shares were owned of record by Mr. Hillman's self-directed IRA. Mr. Hillman's two (2) adult sons each own 640 shares in which Mr. Hillman expressly disclaims beneficial interest in such shares.

 (8) Robert L. Jones owned of record 300 shares; 5,809 shares were owned of record by the Company's Employee Stock Ownership Plan in which such shares Mr. Kelley had a beneficial interest.

 (9) James V. Kelley owned of record 300 shares; 7,832 shares were owned of record by the Company's Employee Stock Ownership Plan in which shares Mr. Kelley had a beneficial interest.

(10) Share total excludes 50,274 shares owned of record by Highland Industrial Park, Inc. Roy E. Ledbetter, who is an officer of Highland Industrial Park, Inc., expressly disclaims beneficial interest in such shares.

(11) Michael F. Mahony and his wife owned either indirectly or of record 18,216 shares; 3,000 shares were held by Mr. Mahony as trustee for the benefit of one of his children, in which Mr. Mahony disclaims any beneficial interest; 32,955 shares were owned by Mr. Mahony as executor of the Estate of Mabel
     F. Mahony, and in which Mr. Mahony has a one-third beneficial interest.

(12) R. Madison Murphy and his wife owned either indirectly or of record 81,888 shares; of such shares 9,787 shares were held by R. Madison Murphy as trustee of trusts for the benefit of minor children; 1,035 shares were held by Mr. Murphy as trustee of trusts for the benefit of his minor nieces and nephews; 3,307 shares were held by others as trustees of trusts for the benefit of Mr. Murphy's minor children; 4,327 shares are owned of record by Mr. Murphy's wife; beneficial interest in all of such shares is expressly disclaimed by Mr. Murphy. Additionally, Mr. Murphy beneficially owns 6,570 shares by virtue of a residuary interest in a trust of which he is not a trustee.

(13) Robert C. Nolan owned of record 84,914 shares; Mr. Nolan as Trustee (with shared voting and investment power) controlled 200,358 shares; 21,382 shares are owned by Mr. Nolan's adult children and his minor grandson, beneficial interest in which is expressly disclaimed by Mr. Nolan.

(14) Paula M. O'Connor owned of record 55,768 shares; 1,584 shares were owned of record by Mrs. O'Connor, as trustee.

(15) Katherine Patton Ozment owned of record 612 shares; 192,888 shares that Mrs. Ozment has the right to vote were owned by her adult children and their children.

(16) Chesley Pruet owned of record 62,658 shares; 1,332 shares were owned of record by Mr. Pruet's wife; 5,868 shares were owned by Paula Pruet James and Ann Pruet Calhoon, Mr. Pruet's adult daughters, d/b/a Paula & Ann Company, in which Mr. Pruet has investment and voting power.

(17) Dr. David M. Yocum, Jr. owned 31,551 shares; of such shares 4,584 shares were held by Dr. Yocum and his wife as joint trustees for the benefit of their son; 1,839 shares were owned of record by Dr. Yocum's wife; 9,588 shares were owned of record by Alice-Sidney Oil Company.

                                OPTION GRANTS IN 1996

     The following table shows information concerning stock options granted during 1996, as noted in the Summary Compensation Table, to the Company's Chief Executive Officer, which includes hypothetical realizable values for those options (assuming they were exercised at the end of the ten year term) and the hypothetical gain to all holders of Common Stock at the end of that ten year period, in each case assuming the Common Stock had achieved accumulative appreciation of 5% and 10% per year. None of the below described options were eligible to be exercised during 1996.

                                                                                         POTENTIAL REALIZABLE VALUES AT
                                                                                          ASSUMED ANNUAL RATES OF STOCK
                                            INDIVIDUAL GRANTS                           APPRECIATION FOR OPTION TERM (3)
                      -------------------------------------------------------------   -------------------------------------
                      NUMBER OF
                      SECURITIES   % OF TOTAL
                      UNDERLYING    OPTIONS                   MARKET                    0%           5%            10%
                       OPTIONS     GRANTED TO   EXERCISE     PRICE ON                 DOLLAR       DOLLAR         DOLLAR
                       GRANTED     EMPLOYEES      PRICE     GRANT DATE   EXPIRATION    GAINS       GAINS          GAINS
        NAME            (#)(2)      IN 1966     ($/SHARE)   ($/SHARE)       DATE        ($)         ($)            ($)
        ----          ----------   ----------   ---------   ----------   ----------   -------   ------------   ------------
James V. Kelley......      734(4)     1.63%           0       28.67      01/16/2006    21,044         34,278         54,582
                         6,603(5)   14.73%        26.28       28.67      01/16/2006    15,781        134,833        317,485
                        10,000(4)    22.30%           0      27.625      10/21/2006   276,250        449,982        716,521
                        20,000(5)    44.61%       26.48      27.625      10/21/2006    22,900        370,364        903,440
Jim Harwood..........    5,000(6)    11.15%       26.48      27.625      10/21/2006     5,725         92,591        225,860
Dollar Gains of All
  First United
  Stockholders(1)....                                                                           $171,140,000   $433,700,000

---------------

(1) Total dollar gains are based on the indicated assumed annual rates of appreciation and calculated on the 8,246,209 shares of Common Stock outstanding and a per share price of $33.00 as of December 31, 1996.

(2) There were no SARs granted to the Chief Executive Officer or any other executive officer in 1996.

(3) The potential realizable values represent future opportunity and have not been reduced to present value in 1996 dollars. The dollar amounts included in these columns are the result of calculations at assumed rates set by the SEC for illustration purposes, and these rates are not intended to be a forecast of the common stock price and are not necessarily indicative of the values that may be realized by the named executive officer. The potential realizable values are based on arbitrarily assumed annualized rates of stock price appreciation of five percent and ten percent over the full 10-year term of the options. For example, in order for the individuals named above who received options with an exercise price of $26.48 per share to realize the potential values set forth in the five percent and ten percent columns in the table above, the price per share of First United Common Stock would have to be approximately $44.998 and $71.652 respectively.

(4) In 1996, the Company granted Mr. Kelley, with regard to services for the Company, two (2) restricted stock options to purchase a total of 10,734 shares of the Company's Common Stock at no cost. Such options shall not be exercisable prior to the date five years, or after the date ten years, from the date such option was granted.

(5) On January 16, 1996, the Company granted Mr. Kelley, with regard to services for the Company, a non-statutory stock option to purchase 6,603 shares of the Company's Common Stock at an exercise price of $26.28 per share. A second non-statutory stock option was granted by the Company to Mr. Kelley on October 21, 1996, with regard to services to purchase 20,000 shares of the Company's Common Stock at an exercise price of $26.48 per share.

(6) In 1996, the Company granted Mr. Harwood, with regard to services for the Company, a non-statutory stock option to purchase 5,000 shares of the Company's Common Stock at an exercise price of $26.48 per share.

               OPTION EXERCISES IN 1996 AND 1996 YEAR-END VALUES

     The following table shows information concerning stock option exercises in 1996 and the year-end value of unexercised options.

                                                       NUMBER OF SECURITIES
                         SHARES                       UNDERLYING UNEXERCISED        VALUE OF UNEXERCISED
                        ACQUIRED                          OPTIONS AT 1996           IN-THE-MONEY OPTIONS
                           ON            VALUE               YEAR-END                 AT 1996 YEAR-END
        NAME           EXERCISE(#)    REALIZED($)    EXERCISABLE/UNEXERCISABLE    EXERCISABLE/UNEXERCISABLE
        ----           -----------    -----------    -------------------------    -------------------------
James V. Kelley......      -0-            -0-           5,354/47,723                75,093/704,727
Jim Harwood..........      -0-            -0-              0/5000                      0/32,600

SEVERANCE AGREEMENT

     A 1992 Severance Agreement between the Company, El Dorado and James V. Kelley provides for severance payments to Mr. Kelley in the event his employment terminates under certain conditions within two years of a change in control of the Company, as defined in the Agreement. In the event of a covered termination Mr. Kelley shall be entitled to receive total cash payments equal to twice his annual salary plus normal bonuses. Such payments shall be payable in equal monthly installments for twenty-four months, with an additional amount equal to the monthly payment times an annual increase in the Urban Consumer Price Index payable during the second twelve month period. Mr. Kelley would also be entitled to receive in twenty-four monthly installment cash payments equal to (i) the amount of any accrued but unvested benefits under any defined benefit or defined contribution employee benefit plan forfeited as a result of the termination,
(ii) the increase in Mr. Kelley's accrued benefit under any defined benefit plan during the plan year preceding termination and (iii) the average of contributions allocated to Mr. Kelley's account under any defined contribution plan during the two plan years preceding termination. The Company would be obligated for twenty-four months after termination to provide insurance coverages for Mr. Kelley and his beneficiaries equivalent to those provided by the Company and in effect at the time of termination.

                    TRANSACTIONS WITH MANAGEMENT AND OTHERS

     The Company and its subsidiaries have had, and expect to have in the future, banking transactions in the ordinary course of business with officers of the Company and El Dorado, Magnolia, Camden, Ft. Smith, Alma, Stuttgart, Texarkana, Melbourne, Carlisle, Brinkley, Hazen, and the Trust Company; directors of the Company and El Dorado, Magnolia, Camden, Ft. Smith, Alma, Stuttgart, Texarkana, Melbourne, Carlisle, Brinkley, Hazen, and the Trust Company; associates of such persons and principal Stockholders. Loans made to this group, including companies in which they are principal owners (10% or more ownership interest) amounted to approximately $15,794,000 as of December 31, 1996, which represents 10.56% of the Company's equity capital. Such transactions have been on similar terms, including interest rates and collateral on loans, as those prevailing at the same time for comparable transactions with others not affiliated with the Company, involved no more than the normal risk of collectibility and did not include any favorable features.

     William A. Eckert is of counsel with the law firm of Keith, Clegg & Eckert. Magnolia retained such law firm as counsel during fiscal year 1996. Such firm received legal fees from Magnolia based upon an hourly basis at rates comparable to those prevailing in the market.

     Michael F. Mahony is a partner in the law firm of Mahony & Yocum, El Dorado, Arkansas. The Company retained such law firm as counsel for El Dorado during fiscal year 1996. Such firm received legal fees from El Dorado based upon an hourly basis at rates comparable to those prevailing in the market.

     First Land & Timber Corporation ("FLT"), of which Robert G. Dudley serves as President and director and Michael F. Mahony, Robert C. Nolan and Dr. David
M. Yocum also serve as directors, leases certain real property to El Dorado on an annual basis composed of the parking lot at the main bank; and ground leases on real property occupied by the east and west motor bank branch locations.

     Paula and Ann Company, a general partnership composed of Paula Pruet James and Ann Pruet Calhoon, adult daughters of Chesley Pruet, (a director of the Company) made an unsecured loan to the Company on August 15, 1988 in order to provide a portion of the funds necessary to acquire First City Corp. (which was the holding company that owned The City National Bank of Ft. Smith). The loan was for five million dollars ($5,000,000), at an annual interest rate equal to three-eighths of one percent (.375%) below the Citibank, N.A. Prime Interest Rate. Interest was payable in quarterly installments until August 15, 1994, at which time the full amount of principal and interest was due and payable. The Company solicited, received and considered alternative loan proposals from no less than two commercial lending institutions. Upon comparison with other loan proposals, a disinterested Board of Directors of the Company resolved that the loan proposal of Paula and Ann Company was in the best interest of, and fair to, the Company. Mr. Pruet owns no interest, direct or indirect, in Paula and Ann Company, nor did Mr. Pruet participate in the discussion, consideration or voting pertaining to this loan. On August 15, 1994, the loan was renewed for the full principal amount of $5,000,000 for a term of three (3) years at an annual rate of interest that is equal to 1.20 (120 basis points) above the 30-day LIBOR Interest Rate. Again, upon comparison with other loan proposals, a disinterested Board of Directors of the Company resolved that the loan renewal proposal was in the best interest of, and fair to, the Company. Again, Mr. Pruet did not participate in the discussion, consideration or voting pertaining to the renewal of the loan.

     On June 21, 1996, Arkansas Oklahoma Gas Co. renewed a line of credit from Ft. Smith in the principal amount of $5,000,000 at a variable rate of interest which is calculated as 0.75% minus the New York Prime Rate (interest adjusted and paid quarterly). The largest amount of indebtedness in 1996 was $2,400,00 and as of December 31, 1996, the outstanding indebtedness was $2,400,000. The W.
R. Stephens, Jr. Trust and Elizabeth Ann Stephens Campbell Revocable Trust each own 33 1/3% of the shares of A.O.G. Corporation, which is a 100% owner of Arkansas Oklahoma Gas Co. See footnote 1 on page 11 of this Proxy Statement.

                                 ANNUAL REPORT

     The Annual Report to Stockholders for the fiscal year ended December 31, 1996, including financial statements and other matters of interest to Stockholders accompanies this Proxy Statement or has been previously mailed to you. Stockholders are referred to such Report for financial information about the activities of the Company, but such report is not incorporated into this Proxy Statement and is not to be deemed a part of the proxy soliciting material.

     THE COMPANY WILL PROVIDE, WITHOUT CHARGE, TO ANY PERSON RECEIVING A COPY OF THIS PROXY STATEMENT, UPON ORAL OR WRITTEN REQUEST, A COPY OF THE COMPANY'S ANNUAL REPORT ON FORM 10-K FOR THE YEAR ENDED DECEMBER 31, 1996, INCLUDING THE FINANCIAL STATEMENTS AND SCHEDULES THERETO, REQUIRED TO BE FILED WITH THE SECURITIES AND EXCHANGE COMMISSION. SUCH A REQUEST SHOULD BE ADDRESSED TO JOHN
E. BURNS, CHIEF FINANCIAL OFFICER, FIRST UNITED BANCSHARES, INC., MAIN AND WASHINGTON STREETS, EL DORADO, ARKANSAS 71730, TELEPHONE (501) 863-3181.

                                 OTHER MATTERS

     So far as is now known to the management of the Company, there is no business other than that described herein to be presented to the Stockholders for action at the Meeting. Should other business properly come before the Meeting, votes may be cast pursuant to proxies with respect to any such business in the best judgment of the person acting under the proxies.

                             STOCKHOLDER PROPOSALS

     The 1998 Annual Meeting of Stockholders is presently scheduled to be held May 26, 1998. Any stockholder of the Company who wishes to have a proposal presented in the Company's Proxy Statement for such Meeting must deliver such proposal in writing in accordance with Rule 14a-8 promulgated under the Exchange Act, addressed to Mr. Robert G. Dudley, to the Company at its office at Main and Washington Streets, El Dorado, Arkansas 71730, not later than December 31, 1997.

     SHAREHOLDERS WHO DO NOT EXPECT TO ATTEND THE MEETING ARE URGED TO SIGN, DATE AND RETURN PROMPTLY THE ENCLOSED PROXY CARD IN THE ENCLOSED ADDRESSED ENVELOPE WHICH REQUIRES NO ADDITIONAL POSTAGE IF MAILED IN THE UNITED STATES.

                                            By Order of the Board of Directors
                                            of
                                            FIRST UNITED BANCSHARES, INC.

                                            /s/ ROBERT G. DUDLEY
                                            ROBERT G. DUDLEY
                                            Secretary

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                         FIRST UNITED BANCSHARES, INC.
             MAIN AND WASHINGTON STREETS EL DORADO, ARKANSAS 71730

                   ANNUAL STOCKHOLDERS MEETING, MAY 27, 1997
          THIS PROXY IS SOLICITED ON BEHALF OF THE BOARD OF DIRECTORS

The undersigned stockholder(s) of FIRST UNITED BANCSHARES, INC., hereby constitutes and appoints ROBERT G. DUDLEY and JAMES V. KELLEY, or either of them, the true and lawful agent and attorney-in-fact for the undersigned, with full powers of substitution, and hereby authorizes them to represent and to vote, as designated below, all of the shares of common stock owned by the undersigned or registered in the name of the undersigned on March 21, 1997, at the Annual Meeting of Stockholders to be held on May 27, 1997, at 2:00 p.m., or at any and all adjournments thereof.

1. Proposal to elect the following nominees as directors of the Company.

        [ ] FOR     [ ] AGAINST     [ ] ABSTAIN     [ ] WITHHOLD AUTHORITY

E. Larry Burrow, Claiborne P. Deming, Tommy Hillman, James V. Kelley, Roy E. Ledbetter, Michael F. Mahony, Richard H. Mason, Jack W. McNutt, R. Madison Murphy, Robert C. Nolan, Cal Partee, Jr., Carolyn Tennyson and John D. Trimble, Jr.

THE UNDERSIGNED STOCKHOLDER(S) MAY WITHHOLD AUTHORITY TO VOTE FOR ANY SINGLE NOMINEE BY LINING THROUGH OR OTHERWISE STRIKING OUT THE NAME OF ANY NOMINEE. IF THIS PROXY IS EXECUTED BY THE UNDERSIGNED STOCKHOLDER(S) AS NOT TO WITHHOLD AUTHORITY TO VOTE FOR THE ELECTION FOR ANY NOMINEE, THIS SHALL BE DEEMED TO GRANT SUCH AUTHORITY.

2. Proposal to ratify the appointment of Arthur Andersen LLP as the independent auditors of the Company.

  [ ] FOR     [ ] AGAINST     [ ] ABSTAIN

                  (Continued and to be Signed on Reverse Side)

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

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                          (Continued from other side)

3. In their discretion, the Proxies are authorized to vote upon such other business as may properly come before the Annual Meeting of Stockholders or any and all adjournments thereof.
THIS PROXY, WHEN PROPERLY EXECUTED, WILL BE VOTED IN THE MANNER DIRECTED HEREIN BY THE UNDERSIGNED STOCKHOLDER(S). IF NO DIRECTION IS MADE, THIS PROXY WILL BE VOTED FOR PROPOSALS 1 AND 2.
                                                Dated:

                                                --------------------------------
                                                          (signature)

                                                --------------------------------
                                                  (signature if jointly held)

                                                Please sign exactly as the name
                                                appears on your stock
                                                certificate(s). When shares are
                                                held by joint tenants, both
                                                should sign. When signing as
                                                attorney, executor,
                                                administrator, trustee or
                                                guardian, please sign in full
                                                corporate name and have signed
                                                by the president or other duly
                                                authorized officer. If a
                                                partnership, please sign in
                                                partnership name by the
                                                authorized person.
Please mark, sign, date and return this proxy card promptly, using the enclosed envelope.

      IF YOU PLAN ON ATTENDING THE ANNUAL STOCKHOLDERS MEETING IN PERSON,
             PLEASE INDICATE SO BY CHECKING THE FOLLOWING BOX. [ ]

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